Exhibit 99.1

U.S. Physical Therapy to Present at the Jefferies 2010 Global Healthcare Services Conference

HOUSTON--(BUSINESS WIRE)--January 19, 2010--U.S. Physical Therapy, Inc. (NASDAQ: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Executive Officer, Chris Reading, and its Chief Financial Officer, Lawrance McAfee, will present at the Jefferies 2010 Global Healthcare Services Conference on Tuesday, January 26, 2010. The presentation will cover an overview of the Company including operating strategies. The conference is being held at the Mandarin Oriental Hotel in New York, New York.

A copy of the presentation will be posted on the Company’s website at www.usph.com on the morning of January 26, 2010.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 368 clinics in 43 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer, 713-297-7000
or
Chris Reading, Chief Executive Officer, 713-297-7000